Exhibit 99.1

BioTime Announces Fourth Quarter and Fiscal Year 2010 Financial Results and Corporate Developments

89% Increase in Total Revenue Year-over-Year for the Quarter

91% Increase in Total Revenues Year-over-Year for the Fiscal Year

ALAMEDA, Calif.--(BUSINESS WIRE)--March 15, 2011--BioTime, Inc. (NYSE Amex:BTX), a biotechnology company that develops and markets products in the field of stem cells and regenerative medicine and blood plasma volume expander solutions, today reported financial results for the quarter and year ended December 31, 2010 and provided an update on corporate developments.

Fourth Quarter 2010

For the quarter ended December 31, 2010, total revenue (including royalties from product sales and other revenue, revenue recognition of deferred license fees and grant income) was $1.4 million, up 89% from $749 thousand for the same period one year ago. The increase in revenue year-over-year in the fourth quarter 2010 is primarily attributable to our receipt of the U.S. Government’s Qualifying Therapeutic Discovery Project (QTDP) grant and sales of research products.

Total expense for the three months ended December 31, 2010 was $5.2 million, compared to income of $684 thousand for the fourth quarter 2009 and expense of $3.3 million in the third quarter 2010. R&D expense increased 230% year-over-year in the fourth quarter 2010 due to increased investment in research and development relating to our candidate stem cell therapeutic products. Total expense for the three months ended December 31, 2009 includes the reversal of the previously recorded liability for stock appreciation rights in the amount of $2.1 million, resulting from the fourth quarter 2009 expiration of the stock appreciation rights.

Net loss attributable to BioTime, Inc. for the three months ended December 31, 2010 was $3.0 million or $0.06 per share, compared to a net income of $1.4 million or $0.04 per share for the same period one year ago. The net income for the quarter ended December 31, 2009 includes the reversal of the previously recorded liability for stock appreciation rights in the amount of $2.1 million, resulting from the fourth quarter 2009 expiration of the stock appreciation rights.

Fiscal Year 2010

For the full year 2010, total revenue (including royalties from product sales and other revenue, revenue recognition of deferred license fees and grant income) was $3.7 million, up 91% from $1.9 million in 2009. The increase in revenue is primarily attributable to our receipt of $1.6 million of our $4.7 million research grant from CIRM, the recognition of the $733 thousand grant awarded to us under the U.S. Government’s QTDP, and a $106 thousand increase in the sale of our research products offset by a slight decrease in royalties from the sale of Hextend®, BioTime's proprietary physiologically balanced blood plasma volume expander used in surgery and trauma care.

Total expense for the full year ended December 31, 2010 was $13.5 million, compared to $5.4 million for the full year ended December 31, 2009. Increased total expense in 2010 over 2009 primarily reflects the greater amount of grant-funded research and development work during 2010 compared to 2009, as well as additional research and development expense incurred by new subsidiaries that we acquired or launched during 2010.

Net loss attributable to BioTime, Inc. for the full year ended December 31, 2010 was $11.2 million or $0.28 per share, compared to a net loss of $5.1 million or $0.18 per share for the full year ended December 31, 2009.

Net cash used in operating activities was $7.7 million for the year ended December 31, 2010 compared to $4.3 million for the year ended December 31, 2009.

Cash and cash equivalents totaled $33.3 million as of December 31, 2010, compared with $12.2 million as of December 31, 2009. During the year ended December 31, 2010, BioTime received $25.8 million in net cash from financing activities, including $606 thousand received in connection with the exercises of 526 thousand stock options and $22.9 million received in connection with the exercises of 12.2 million stock purchase warrants. BioTime also received $2.3 million from the issuance of shares of common stock by its subsidiary ReCyte Therapeutics, Inc.

“2010 was a year of revenue growth for BioTime, but more importantly, the year we began to implement our strategic business plans in therapeutic product development,” said Michael D. West, Ph.D., BioTime’s President and CEO. “We received grant income from CIRM and QTDP recognizing our efforts in the stem cell and regenerative medicine industry. In addition, as of the end of the year we had launched many of our stem cell products for the research markets. We expect to continue growing revenues for our stem cell products in 2011 as we launch new marketing efforts and additional research products.”

Corporate Developments

“BioTime implemented important first steps in our business strategy in 2010 by acquiring or launching subsidiaries focused on specific therapeutic targets,” continued Dr. West. “Through our subsidiaries, we assembled competencies in the fields of blood and vascular diseases including coronary artery disease, oncology, orthopedic disease including osteoarthritis, ophthalmology, diseases of the skin and musculoskeletal system, hematologic disease, age-related macular degeneration, multiple sclerosis and Parkinson’s disease.”

“We will continue to build these subsidiaries with the goal of each being a leader in the application of human embryonic stem cells (hES) and induced pluripotent stem (iPS) cell technology in that particular field of medicine,” continued Dr. West. “By way of example, our subsidiaries OrthoCyte Corporation and Cell Cure Neurosciences, Ltd. are developing therapeutics for orthopedic disease and age-related macular degeneration, respectively. OrthoCyte’s OTX-CP03 and OTX-CP07 are clonally-purified ACTCellerate™ human embryonic progenitor cell (hEPC) lines formulated with HyStem-CTM hydrogel currently in preclinical testing for safety and efficacy in treating osteoarthritis. If our studies in animal models prove successful, we would plan to initiate an IND filing with the FDA for this application. Cell Cure's lead cell therapy product, OpRegen™, utilizes proprietary technology that drives differentiation of hES cells into retinal pigment epithelial (RPE) cells. Cell Cure’s scientists have shown that RPE cells produced using this technology can preserve vision when transplanted in the subretinal space.”

BioTime Asia, Limited

BioTime Asia was formed in September 2009 and is offering stem cell research products for sale in certain Asian countries. BioTime Asia will also seek to develop therapeutic products for the treatment of ophthalmologic, skin, musculoskeletal system, and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer. BioTime Asia will focus on markets for therapeutic products in the People’s Republic of China, including Hong Kong and Macau, but it may also offer research products in other Asian countries.

Cell Cure Neurosciences, Ltd.

Cell Cure was founded in 2005 and is focused on the development of cell therapies for retinal and neural degenerative diseases, including Parkinson’s disease and multiple sclerosis. In 2010, BioTime acquired a majority interest in Cell Cure upon the acquisition of ES Cell International Pte. Ltd. and a subsequent direct investment by BioTime together with Teva Pharmaceutical Industries, Ltd. and HBL-Hadasit Bio-Holdings, Ltd. In conjunction with Teva’s investment, they received an option to market and commercialize OpRegen™ and OpRegen Plus™.

OncoCyte Corporation

OncoCyte Corporation was formed in 2009 and is developing cellular therapeutics for cancer therapy that will take advantage of the unique participation of vascular endothelial progenitor cells in tumor angiogenesis. In 2010, BioTime purchased the assets of Cell Targeting, Inc. including technology that uses peptides selected for their ability to adhere to diseased tissues. OncoCyte is developing genetically modified hES-derived vascular progenitors designed to target and destroy malignant tumors.

OrthoCyte Corporation

OrthoCyte Corporation was formed in 2010 and is developing cellular therapeutics for orthopedic disorders. OrthoCyte’s lead project is the development of hEPC lines for cartilage repair to treat osteoarthritis. In early 2011, Glycosan BioSystems, Inc. agreed to merge with OrthoCyte. Glycosan has been a leader in developing, manufacturing, and marketing proprietary biocompatible hydrogels that mimic the extracellular matrix (ECM). The ECM is an important and complex mixture of macromolecules that holds cells together in tissues and organs. We expect to utilize the Glycosan technology in forthcoming stem cell-based therapeutic products and to continue the marketing of the Glycosan products for research use.

ReCyte Therapeutics, Inc.

ReCyte Therapeutics is developing therapeutic products for cardiovascular and blood diseases. ReCyte will directly target these markets by utilizing its proprietary ReCyte™ iPS technology to reverse the developmental aging of human cells, then to generate embryonic vascular and blood progenitors from the ReCyte cell lines for therapeutic use in age-related vascular and blood disorders such as coronary disease and heart failure.

ES Cell International Pte. Ltd.

In May 2010, BioTime acquired ES Cell International Pte. Ltd. (ESI), a company at the forefront of advances in hES cell technology and one of the earliest distributors of the cell lines. In 2007, ESI announced the world's first hES cell lines derived according to the principles of cGMP or current good manufacturing practice. ESI's clinical-grade master cell banks may be used to generate clonal clinical-grade embryonic progenitor cell lines with a level of purity and quality unsurpassed in the industry. We expect that the acquisition of ESI's clinical-grade hES cell bank will save years of development time and thereby accelerate the development of clinical-grade progenitor cells for potential use as research and therapeutic products.

“The massive and rising health care costs facing the United States and many other countries due to the rapid increase in age-related degenerative diseases provides an unprecedented opportunity for the biotechnology industry,” concluded Dr. West. “BioTime’s goal in 2011 is to continue building value in its therapeutic subsidiaries and in its core discovery platforms to lead the world in the application of this remarkable revolution called regenerative medicine.”

Tables to follow.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements. Additional information about BioTime and our results of operations and financial condition can be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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BIOTIME, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$33,324,924	$12,189,081
Inventory	45,470	38,384
Prepaid expenses and other current assets	2,202,284	138,547
Total current assets	35,572,678	12,366,012

Equipment, net	710,766	131,133
Deferred license and consulting fees	1,550,410	880,000
Deposits	51,900	55,926
Intangible assets, net	15,386,905	-
TOTAL ASSETS	$53,272,659	$13,433,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,929,874	$530,958
Deferred grant income	261,777	263,397
Deferred license revenue, current portion	288,306	367,904
Total current liabilities	2,479,957	1,162,259

LONG-TERM LIABILITIES
Deferred license revenue, net of current portion	1,048,757	1,223,823
Other long-term liabilities	318,288	-
Total long-term liabilities	1,367,045	1,223,823

Commitments and contingencies

EQUITY
Preferred Shares, no par value, authorized 1,000,000 shares; none issued	-	-
Common Shares, no par value, authorized 75,000,000 shares; issued and outstanding shares; 44,777,701 and 33,667,659 in 2010 and 2009, respectively	101,135,428	59,722,318
Contributed capital	93,972	93,972
Accumulated other comprehensive income	897,338	-
Accumulated deficit	(63,954,509)	(52,769,891)
Total shareholders' equity	38,172,229	7,046,399
Noncontrolling interest	11,253,428	4,000,590
Total equity	49,425,657	11,046,989
TOTAL LIABILITIES AND EQUITY	$53,272,659	$13,433,071

BIOTIME, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended		Full Year Ended
	December 31	December 31	December 31	December 31
	2010	2009	2010	2009

REVENUES:
License fees	$88,207	$73,154	$292,904	$292,832
Royalties from product sales and other revenue	201,682	281,092	1,051,071	1,085,541
Grant income	1,127,722	395,096	2,336,325	546,795

Total revenues	1,417,611	749,342	3,680,300	1,925,168

EXPENSES:
Research and development	(3,494,689)	(1,059,368)	(7,892,024)	(2,968,987)
General and administrative	(1,675,805)	1,743,006	(5,640,409)	(2,476,447)
Total expenses	(5,170,494)	683,638	(13,532,433)	(5,445,434)

Profit/(Loss) from operations	(3,752,883)	1,432,980	(9,852,133)	(3,520,266)

OTHER INCOME/(EXPENSES):
Interest expense, net	(124,016)	(26,525)	(124,300)	(1,653,755)
Gain/(loss) on sale of fixed assets	(950)	1,159	-	-
Modification cost of warrants	-	-	(2,142,201)	-
Other income/(loss)	157,759	12,816	(68,573)	30,112
Total other income/(expenses), net	32,793	(12,550)	(2,335,074)	(1,623,643)
NET LOSS	(3,720,090)	1,420,430	(12,187,207)	(5,143,909)
Less: Net profit/(loss) attributable to the noncontrolling interest	$753,173	$(590)	$1,002,589	$(590)

Net loss attributable to BioTime, Inc. (1)	$(2,966,917)	$1,419,840	$(11,184,618)	$(5,144,499)

Foreign currency translation gain/(loss)	899,700	-	897,338	-

COMPREHENSIVE NET LOSS (2)	$(2,067,217)	$1,419,840	$(10,287,280)	$(5,144,499)

BASIC AND DILUTED LOSS PER COMMON SHARE (1)	$(0.06)	$0.04	$(0.28)	$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	46,958,825	33,398,905	40,266,311	29,295,608

(1) Basic and diluted loss per common share is calculated using "Net loss attributable to BioTime, Inc."

(2) Comprehensive net loss includes foreign currency translation gain of $899,700 and $897,338 for the quarter and year ended December 31, 2010, respectively, arising entirely from the translation of foreign subsidiary financial information for consolidation purposes and therefore not used in the calculation of basic and diluted loss per common share.

CONTACT:
BioTime, Inc.
Barbara JL Domingo, 510-521-3390 ext. 313
bdomingo@biotimemail.com
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com